TBS International’s Brazilian Joint Venture Establishes Brazil Flag Service

DUBLIN, IRELAND – July 13, 2010 - TBS International plc (NASDAQ: TBSI) announced today that its joint venture, LOG.STAR NAVEGACÃO S.A., or LOG.STAR, obtained an operational license in Brazil to provide domestic shipping services.

LOG.STAR is a Brazilian flag shipping company that will concentrate on the movement of breakbulk, bulk parcels, heavy lift, general and project cargoes along Brazil’s coastline and Amazon River basin. TBS owns 70% of the joint venture with the remaining 30% owned by Log-In Logistica Intermodal S/A (BOVESPA: LOGN3), a premier publicly-traded Brazilian logistics company with major shareholders including Vale and Petros (pension fund of Petrobras). TBS expects to use its international breakbulk shipping expertise to meet the growing demand of a Brazilian coastal and Amazon River domestic transportation service.

Joseph E. Royce, Chairman, Chief Executive Officer and President commented, “We are very pleased to capitalize on our 15 year presence in Brazil and enter into a new market segment, building on our domestic market knowledge, our international breakbulk shipping expertise and our long standing customer relationships. Brazil’s coastal trade accommodates an increasing volume of cargo, and the Brazilian economy has strong long-term fundamentals.  We are pleased to have partnered with such well known and respected industry participants. We believe this new joint venture will position us to further increase our presence in Brazil, strengthen our operational base and provide additional future growth.”

Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

•	changes in demand for the company’s services, which are increasingly difficult to predict due to economic conditions and uncertainty;
•	the effect of a decline in vessel valuations;
•	the company’s ability to maintain financial ratios and satisfy financial covenants required by its credit facilities, as amended;
•	the company’s ability to finance its operations and raise additional capital on commercially reasonable terms or at all;
•
changes in rules and regulations applicable to the shipping industry, including legislation adopted by international organizations such as the  International Maritime Organization and the European Union or by individual countries;

•	actions taken by regulatory authorities;
•	changes in trading patterns, which may significantly affect overall vessel tonnage requirements;
•	changes in the typical seasonal variations in charter rates;
•	volatility in costs, including changes in production of or demand for oil and petroleum products, crew wages, insurance, provisions, repairs and maintenance, generally or in particular regions;
•	default by financial counterparties;
•	a material decline or weakness in shipping rates, which may occur if the economic recovery is not sustainable;
•	changes in general domestic and international political conditions;
•
changes in the condition of the company’s vessels or applicable maintenance or regulatory standards which may affect, among other things, the Company’s anticipated drydocking or maintenance and repair costs;

•	increases in the cost of the company’s drydocking program or delays in its anticipated drydocking schedule;
•
China Communications Construction Company Ltd./Nantong Yahua Shipbuilding Group Co., Ltd.’s ability to complete and deliver the remaining  multipurpose tweendeckers on the anticipated schedule and the ability of the parties to satisfy the conditions in the shipbuilding agreements;

•	the possible effects of pending and future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from the Company’s jurisdiction of incorporation;
•	Irish corporate governance and regulatory requirements which could prove different or more challenging than currently expected; and
•	other factors that are described in the “Risk Factors” sections of reports filed with the Securities and Exchange Commission.

About TBS International plc
TBS is a fully-integrated transportation service company that provides worldwide shipping solutions to a diverse client base of industrial shippers.  Through the TBS Five Star Service consisting of ocean transportation, operations, logistics, port services, and strategic planning, TBS offers total project coordination and door-to-door supply chain management. The TBS shipping network operates liner, parcel and dry bulk services, supported by a fleet of multipurpose tweendeckers and handysize and handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East.

Visit our website at www.tbsship.com

For more information, please contact:
     Company Contact:
     Ferdinand V. Lepere
     Senior Executive Vice President and Chief Financial Officer
     TBS International plc
     Tel. 914-961-1000
     InvestorRequest@tbsship.com

Investor Relations / Media:
     Nicolas Bornozis
     Capital Link, Inc. New York
     Tel. 212-661-7566
     E-mail: tbs@capitallink.com